Exhibit 99.1

TransMedics Reports First Quarter 2021 Financial Results

Andover, Mass. – May 4, 2021 – TransMedics Group, Inc. (“TransMedics”) (Nasdaq: TMDX), a medical technology company that is transforming organ transplant therapy for patients with end-stage lung, heart, and liver failure, today reported financial results for the quarter ended March 31, 2021.

Recent Highlights

•	Net revenue of $7.1 million in the first quarter of 2021, representing a 6% decrease compared to the first quarter of 2020
•	Reported U.S. net revenue growth of 11% year-over-year
•	Announced positive FDA advisory committee vote for OCS Heart System
•	Appointed Stephanie Lovell to Board of Directors
•	Announced expectation for mid-July 2021 OCS Liver FDA advisory committee meeting

“We are pleased with our progress as we advance quickly toward several near term regulatory and commercial catalysts expected in 2021,” said Waleed Hassanein, MD, President and Chief Executive Officer. “Following the favorable FDA advisory panel vote for OCS Heart, we are working with the FDA to map out the process to a decision on our PMA. In addition, we are making significant progress towards our key 2021 catalysts and strategic initiatives, which gives us confidence in our long-term outlook.”

First Quarter 2021 Financial Results

Net revenue for the first quarter of 2021 was $7.1 million, a 6% decrease compared to $7.5 million in the first quarter of 2020. U.S. net revenue was $5.8 million in the first quarter of 2021, an 11% increase from $5.2 million in the first quarter of 2020. The increase in U.S. net revenue was driven by strong OCS Lung and OCS Heart sales, was offset by the completion of the OCS Liver PROTECT CAP and lower transplant activity outside of the U.S.

Gross margin for the first quarter of 2021 was 68% as compared to 65% in the first quarter of 2020.

Operating expenses for the first quarter of 2021 were $11.3 million compared to $12.9 million in the first quarter of 2020. The decrease in operating expense was driven by limited travel and other spending due to COVID, which more than offset the increased investment in the National OCS Program.

Net loss for the first quarter of 2021 was $7.9 million compared to $8.9 million in the first quarter of 2020.

Cash, cash equivalents and marketable securities were $118.1 million as of March 31, 2021.

Webcast and Conference Call Details

The TransMedics management team will host a conference call beginning at 4:30 p.m. ET / 1:30 p.m. PT on Tuesday, May 4, 2021. Investors interested in listening to the conference call may do so by dialing (866) 393-4306 for domestic callers or (763) 488-9145 for international callers, followed by Conference ID: 1172894. A live and archived webcast of the event will be available on the “Investors” section of the TransMedics website at www.transmedics.com.

About TransMedics Group, Inc.

TransMedics is the world’s leader in portable extracorporeal warm perfusion and assessment of donor organs for transplantation. Headquartered in Andover, Massachusetts, the company was founded to address the unmet need for more and better organs for transplantation and has developed technologies to preserve organ quality, assess organ viability prior to transplant, and potentially increase the utilization of donor organs for the treatment of end-stage heart, lung and liver failure.

Forward-Looking Statements

This press release contains forward-looking statements with respect to, among other things, our operations and financial performance and expected timing of regulatory approvals for our OCS products. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in or implied by any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Some of the key factors that could cause actual results to differ include: that we continue to incur losses; our need to raise additional funding; our existing and any future indebtedness, including our ability to comply with affirmative and negative covenants under our credit agreement to which we will remain subject to until maturity, and our ability to obtain additional financing on favorable terms or at all; the fluctuation of our financial results from quarter to quarter; our ability to use net operating losses and research and development credit carryforwards; our dependence on the success of the OCS; the rate and degree of market acceptance of the OCS; our ability to educate patients, surgeons, transplant centers and private payors of benefits offered by the OCS; the impact of the outbreak of the novel strain of coronavirus and associated containment and remediation efforts; our ability to improve the OCS platform; our dependence on a limited number of customers for a significant portion of our net revenue; the timing of and our ability to obtain and maintain regulatory approvals or clearances for our OCS products; our ability to adequately respond to FDA follow-up inquiries in a timely manner; the performance of our third-party suppliers and manufacturers; the timing or results of clinical trials for the OCS; our manufacturing, sales, marketing and clinical support capabilities and strategy; attacks against our information technology infrastructure; the economic, political and other risks associated with our foreign operations; our ability to attract and retain key personnel; our ability to protect, defend, maintain and enforce our intellectual property rights relating to the OCS and avoid allegations that our products infringe, misappropriate or otherwise violate the intellectual property rights of third parties; our ability to obtain and maintain regulatory approvals or clearance for our OCS products; the pricing of the OCS, as well as the reimbursement coverage for the OCS in the United States and internationally; and the risks identified under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2020, our quarterly reports on Form 10-Q, and in any subsequent filings with the Securities and Exchange Commission ("SEC"). Additional information will be made available by our annual and quarterly reports and other filings that we make from time to time with the SEC. These forward-looking statements (except as otherwise noted) speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Investor Contact:

Brian Johnston

631-807-1986

Investors@transmedics.com

TransMedics Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Net revenue	$7,053	$7,530
Cost of revenue	2,242	2,670
Gross profit	4,811	4,860
Gross Margin	68%	65%
Operating expenses:
Research, development and clinical trials	4,532	6,225
Selling, general and administrative	6,786	6,652
Total operating expenses	11,318	12,877
Loss from operations	(6,507)	(8,017)
Other income (expense):
Interest expense	(952)	(1,042)
Other income (expense), net	(454)	217
Total other expense, net	(1,406)	(825)
Loss before income taxes	(7,913)	(8,842)
Provision for income taxes	(4)	(10)
Net loss	$(7,917)	$(8,852)
Net loss per share attributable to common stockholders, basic and diluted	$(0.29)	$(0.42)
Weighted average common shares outstanding, basic and diluted	27,368,090	21,221,385

* Reconciliation of Gross to Net revenue for certain payments made to customers (in thousands)

	Three Months Ended March 31,
	2021	2020
Gross revenue from sales to customers	$7,637	$8,243
Less: clinical trial payments reducing revenue	584	713
Total net revenue	$7,053	$7,530

TransMedics Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$26,727	$24,581
Marketable securities	91,386	101,061
Accounts receivable	7,395	6,864
Inventory	11,820	11,934
Prepaid expenses and other current assets	3,215	2,326
Total current assets	140,543	146,766
Property and equipment, net	4,734	4,754
Restricted cash and other long-term assets	506	506
Total assets	$145,783	$152,026
Current liabilities:
Accounts payable	$1,289	$1,206
Accrued expenses and other current liabilities	9,931	10,317
Deferred revenue	432	263
Current portion of deferred rent	105	93
Total current liabilities	11,757	11,879
Long-term debt, net of discount	34,787	34,657
Deferred rent, net of current portion	1,564	1,599
Total liabilities	48,108	48,135
Total stockholders' equity	97,675	103,891
Total liabilities and stockholders' equity	$145,783	$152,026